SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   September 16, 2013

CIRRUS LOGIC, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-17795	77-0024818
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation or Organization)	File Number)	Identification No.)

800 West Sixth Street, Austin, TX	78701
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (512) 851-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Base Salary Adjustments

At a meeting on September 16, 2013, as part of its annual review of executive compensation, the Compensation Committee (the “Committee”) of the Board of Directors of Cirrus Logic, Inc. (the “Company”) approved the following salary increases for the Company’s named executive officers:

Named Executive Officer	Position	Prior Salary	New Salary
Jason P. Rhode	President and Chief Executive Officer	$525,000	$625,000
Thurman K. Case	Chief Financial Officer, Vice President of Finance and Treasurer	$290,000	$307,400
Scott A. Anderson	Senior Vice President and General Manager, Mixed Signal Audio	$305,000	$314,150
Gregory S. Thomas	Vice President, General Counsel, and Corporate Secretary	$295,000	$309,750
Thomas Stein	Vice President and General Manager, EXL Division	$255,000	$265,200

The Committee increased Dr. Rhode’s base salary in recognition of his and the Company’s performance, and the Committee’s objective of bringing his targeted total cash compensation (including salary and target incentive plan payout) closer to the 50th percentile of targeted total cash compensation of chief executive officers at comparable peer companies.  The Committee also increased the base salaries of our named executive officers.  These increases were intended to recognize the performance of the named executive officers during the previous year and to move their targeted total compensation toward the 50th percentile of the targeted total cash compensation for positions of similar scope and responsibility at the Company’s peer companies.  Prior to the salary increases, on average, the targeted total cash compensation for the Company’s executive officers, including its chief executive officer, was below the 25th percentile of the targeted total cash compensation for positions of similar scope and responsibility at the Company’s peer companies.

Equity Awards

In addition, as part of a company-wide award of equity to key employees, the Committee approved the following equity grants to named executive officers pursuant to the Company’s 2006 Stock Incentive Plan, which was filed with the Securities and Exchange Commission (“SEC”) on Form S-8 on August 1, 2006:

Named Executive Officer	Position	Stock Option Awards	Restricted Stock Unit Awards
Jason P. Rhode	President and Chief Executive Officer	110,000	30,000
Thurman K. Case	Chief Financial Officer, Vice President of Finance and Treasurer	20,000	10,000
Scott A. Anderson	Senior Vice President and General Manager, Mixed Signal Audio	24,000	12,000
Gregory S. Thomas	Vice President, General Counsel, and Corporate Secretary	20,000	10,000
Thomas Stein	Vice President and General Manager, EXL Division	20,000	10,000

The price of the stock option awards will be set at the closing price on the Company’s stock on the Company’s regularly scheduled monthly grant date of October 2, 2013.  The options will have a term of ten years and 25% will vest one year from the grant date, and the remaining options will vest 1/36th monthly thereafter until fully vested after four years.  The restricted stock unit awards will also be granted on October 2, 2013, and 100% of the shares underlying the restricted stock unit awards will vest on the third anniversary of the grant date.  All awards are subject to continued service through each vesting date.  The Committee awarded the same size grants as the previous year in recognition of the performance of the individuals and the strong recent performance and growth of the Company, factoring in the volatility in the Company’s stock price over the last year.  In addition, with respect to Dr. Rhode’s equity grants, the Committee factored into its decision that the size of his grant approximated the 50th percentile of the value of long-term incentives awarded in the last year to chief executive officers at comparable peer companies.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 17, 2013, the Board of Directors approved and adopted Amended and Restated Bylaws (the “Restated Bylaws”), effective as of that date. The Restated Bylaws clarify the process and information required for stockholders seeking to propose director nominations or make other proposals at annual or special meetings of stockholders. In particular, the Restated Bylaws:

•
confirm that a stockholder may propose nominees for director and other business at an annual stockholder meeting (excluding stockholder proposals submitted for inclusion in our proxy statement that comply with Rule 14a-8 of the Securities Exchange Act of 1934, as amended) only if such stockholder complies with the advance notice time periods and other provisions in Article II of the Restated Bylaws;

•
expand and add additional specificity to the categories of information that a stockholder proponent must provide about a nominee, the stockholder proponent and any business proposed by the stockholder proponent, including shares of the Company held by the proponent and nominee, derivative interests held by the proponent and any voting agreements or arrangements with the proponent, along with information regarding the nominee that would enable the Company to (i) determine whether the nominee is qualified to serve if elected, and (ii) satisfy required disclosures in communications to stockholders and filings with the Securities and Exchange Commission;

•	require a stockholder proponent to provide a list of all transactions by the proponent and any associated person within the six month period prior to the date of the proponent’s notice; and

•	clarify that failure to comply with the requirements of Article II of the Restated Bylaws will result in such proposal or nomination not being presented to the stockholders.

In addition, the Restated Bylaws provide that, unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for any:

•	derivative action or proceeding brought on behalf of the Company;

•	action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders;

•
action asserting a claim against the Company or any director or officer or other employee of the Company arising pursuant to the Delaware General Corporation Law or the Company’s certificate of incorporation or Restated Bylaws (as either may be amended from time to time); or

•	action asserting a claim against the Company or any director or officer or other employee of the Company governed by the internal affairs doctrine;

shall be the Court of Chancery of the State of Delaware or, if the Court of Chancery does not have jurisdiction, a state court located within the State of Delaware or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware.

In addition, the Restated Bylaws effect several additional minor clarifications and revisions to the prior bylaws.  In particular, the amendment clarifies the Company’s plurality vote standard under the Restated Bylaws and that meetings of the Company’s stockholders may be held solely by means or remote communications in conformance with the applicable provisions of the Delaware General Corporate Law.

The foregoing does not constitute a complete summary of the amendments to the Company’s Restated Bylaws and is qualified in its entirety by reference to the complete text of the Restated Bylaws, which is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

 (d)           Exhibits

Exhibit                           Description

Exhibit 3.2	Bylaws of the Company, as amended and restated

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CIRRUS LOGIC, INC.

Date: September 20, 2013	By:	/s/ Gregory S. Thomas
	Name:	Gregory S. Thomas
	Title:	Vice President, General Counsel and Corporate Secretary